EXHIBIT 10.45

CIPHERGEN BIOSYSTEMS, INC.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of July 22, 2005, by and among CIPHERGEN BIOSYSTEMS, INC., a Delaware corporation (the “Company”), and QUEST DIAGNOSTICS INCORPORATED (the “Purchaser”) (each a “Party” and together the “Parties”).

1.                                       Authorization of Sale of the Shares.

1.1                                 Shares of Common Stock.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale to the Purchaser of 6,225,000 shares (the “Shares”) of common stock (the “Common Stock”) of the Company and the Warrant (as defined in Section 1.2) for an aggregate purchase price of $15,000,000.00.

1.2                                 Warrant to Purchase Common Stock.  Purchaser shall in addition receive a warrant for 2,200,000 additional shares of Common Stock, with an exercise price of $3.50 per share, in the form attached hereto as Exhibit A (the “Warrant,” the Shares and Warrant collectively being referred to as the “Securities”). The Warrant shall be exercisable on a cashless basis.  The computation of the number of shares underlying the Warrant, and the exercise price thereof, has been based on the Black Scholes value of the Warrant. The parties agree that the consideration for the Warrant represents $2.5 million of the aggregate consideration.

1.3                                 Limitation on Sale of Shares.  Notwithstanding the foregoing, if the number of Shares purchased pursuant to Section 1.1, but excluding the number of shares underlying the Warrant purchased pursuant to Section 1.2, exceeds 19.9% of the Company’s Common Stock outstanding at the date of the Closing, the number of Shares purchased pursuant to this Agreement, and the consideration to be paid therefor, shall be reduced so that Purchaser’s ownership does not exceed 19.9% of the Company’s Common Stock outstanding at the date of the Closing.

2.                                       Agreement to Sell and Purchase the Securities.

2.1                                 Purchase and Sale.  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, at the Closing, the Securities.

2.2                                 Purchase Price.  Subject to Section 1.3 hereof, the aggregate purchase price of the Securities to be sold hereunder shall be $15,000,001.47.

3.                                       Delivery of the Shares and Warrants at Closing.

3.1                                 Closing.  The completion of the purchase and sale of the Securities (the “Closing”) shall occur at the offices of Wilson Sonsini Goodrich & Rosati, PC, counsel to the

Company, at 650 Page Mill Road, Palo Alto, California 94304 at 9:00 a.m. local time on July 22, 2005 or such other time and date as may be agreed by the parties (the “Closing Date”).

3.2                                 Issuance and Delivery.  At the Closing, the Company shall authorize (i) its transfer agent to issue to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Section 1.1 above, and (ii) the issuance of a Warrant registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, for the purchase of the number of shares of Common Stock set forth in Section 1.2 above.  The stock certificates representing the Shares (the “Certificates”), and the stock certificates issued upon the Purchaser’s exercise of the Warrant, shall each bear the following legend referring to the fact that the Securities were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 under the Securities Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 4(2) OF THE ACT AND RULE 506 PROMULGATED UNDER THE ACT.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACE OF 1933, AS AMENDED, OR PURSUANT TO RULE 144 UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

The Company will deliver the Certificates in such denominations as requested by the Purchaser against delivery of payment for the Shares by the Purchaser.

3.3                                 Company’s Obligation to Close.  The Company’s obligation to complete the purchase and sale of the Securities shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a)                                  receipt by the Company of same-day funds in the full amount of the purchase price for the Securities being purchased under this Agreement; and

(b)                                 the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment in all material respects of those undertakings of the Purchaser to be fulfilled before the Closing.

3.4                                 Purchaser’s Obligation to Close.  The Purchaser’s obligations to accept delivery of such stock certificates and Warrant, and to pay for the Securities, shall be subject to the following conditions, any one or more of which may be waived in writing by the Purchaser with respect to the Purchaser’s obligation:

(a)                                  the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing;

(b)                                 there shall have been no suspension of trading or listing of the Company’s shares of Common Stock on the NASDAQ National Market;

(c)                                  the Company’s board of directors having passed resolutions exempting the purchase of the Securities from (i) the Company’s rights plan; and (ii) the application of Section 203 of the Delaware General Corporation Law; and

(d)                                 the Company shall have delivered to the Purchaser a certificate executed by its Chief Executive Officer and Chief Financial Officer, dated as of the Closing Date, in substantially the form attached hereto as Exhibit B, to the effect that the representations and warranties of the Company set forth in Section 5 hereof are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and that the Company has complied in all material respects with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before the Closing Date.

(e)                                  Wilson Sonsini Goodrich & Rosati, PC, counsel to the Company, shall have delivered a legal opinion to the Purchaser reasonably satisfactory to the Purchaer and counsel to the Purchaser.

4.                                       Registration Rights.

4.1                                 Demand Registration.

(a)                                  Subject to subsection (c) hereof, if the Company receives a written request from the Purchaser that the Company effect any registration with respect to all or a part of the Shares or the Common Stock resulting from the exercise of the Warrant (the Shares and Common Stock resulting from the exercise of the Warrant are collectively referred to as the “Registrable Securities”), the Company shall:

(i)                                     As soon as practicable, but in no event later than ninety (90) days following the receipt of such request, prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Registration Statement”) relating to the resale of the Registrable Securities by the Purchaser from time to time through the automated quotation system of NASDAQ or the facilities of any national securities exchange on which the Common Stock of the Company is then traded or in privately negotiated transactions;

(ii)                                  Subject to receipt of necessary information from the Purchaser, used its commercially reasonable efforts to cause the SEC to notify the Company of its willingness to declare the Registration Statement effective within ninety (90) days after the Registration

Statement is filed by the Company, and notify the Purchaser of such notification from the SEC within three (3) business days of receipt;

(iii)                               Promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep each Registration Statement effective until the earlier of (i) 120 days following the date on which the registration first became effective, or (ii) such time as all Registrable Securities held by the Purchaser have been sold pursuant to a registration statement (the “Registration Period”);

(iv)                              So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Purchaser, furnish to the Purchaser with respect to the Common Stock registered under the Registration Statement such reasonable number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;

(v)                                 File documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the company shall not be required to qualify to do business in any jurisdiction in which it is not now so qualified;

(vi)                              Bear all expenses in connection with the procedures in subsection (a) of this section 4.1 and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or brokerage fees and commissions incurred by the Purchaser, if any.  Notwithstanding anything to the contrary herein, the Company shall not be required to pay for any expenses of any registration proceeding if the registration request is subsequently withdrawn at the request of the Purchaser unless the Purchaser agrees to forfeit their right to a demand registration pursuant to hereto; and

(vii)                           Notwithstanding the foregoing, (i) the Company shall not be obligated to effect a registration pursuant to this Section 4.1 during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date sixty (60) days following the effective date of, a registration statement pertaining to an underwritten public offering of the Company’s securities, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith, and (ii) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days.

(viii)                        If the Purchaser intends to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 4.1, and the Company shall include such information in the notice referred to in Section 4.1(a) above.  The Company shall, together with the Purchaser, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Purchaser and reasonably satisfactory to the Company.  If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other shareholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

(b)                                 With a view to making available to Purchaser the benefits of Rule 144 under the Securities Act (“Rule 144”) (or its successor rule) and any other rule or regulation of the SEC that may at any time permit Purchaser to sell the Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until such date as all of Purchaser’s Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Securities Exchange Act of 1934 (the “Exchange Act”); and (iii) furnish to Purchaser upon request, as long as Purchaser owns any Securities, (A) a written statement by the Company that it has complied in all material respects with the reporting requirements of the Securities Act and the Exchange Act, and (B) such other information as may be reasonably requested in order to avail Purchaser of any rule or regulation of the SEC that permits the selling of such Registrable Securities without registration;

(c)                                  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 4.1:

(i)                                     During the first twelve (12) months following the Closing Date;

(ii)                                  During the one hundred eighty (180) day period following the effective date of the first Registration Statement filed pursuant to this Section 4.1;

(iii)                               After the Purchaser has made two (2) demands for registration pursuant to this Section 4.1, and such demands have been declared or ordered effective by the SEC;

(iv)                              If Purchaser holds 3% or less of the outstanding Common Stock of the Company, after the date on which the Purchaser is able to immediately sell all Registrable Securities held or entitled to be held by the Purchaser under Rule 144; or

(v)                                 At any time after the tenth anniversary of the date of this Agreement; provided however, should the Company postpone an offering pursuant to Section 4.1(a)(vii), or suspend an offering by the issuance of a Suspension Notice (as such term is defined herein) the expiration date hereof shall be extended by the time of such postponement or suspension (as applicable).

4.2                                 Piggy-Back Registration.

(a)                                  If, at any time prior to the date which is two (2) years from the date hereof, the Company proposes to file with the SEC a registration statement relating to an offering of any of its securities for its own account or the account of security holders exercising their demand registration rights (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall promptly send to the Purchaser written notice of the Company’s intention to file such a registration statement and of such Purchaser’s rights under this Section 4.2 and, if within fifteen (15) days after receipt of such notice, such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities such Purchaser requests to be registered.  No right to registration of Registrable Securities under this Section 4.2 shall be construed to limit any registration rights granted under Section 4.1.

(b)                                 The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 4.2, including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and the reasonable fees and expenses of counsel for Purchaser.

(c)                                  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so indicate in the notice given pursuant to this Section 4.2.  In such event the right of any Purchaser to registration pursuant to this Section 4.2 shall be conditioned upon Purchaser’s agreeing to participate in such underwriting and in the inclusion of such Purchaser’s Registrable Securities in the underwriting to the extent provided herein.  The Purchaser shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or by other holders exercising any demand registration rights.  Notwithstanding any other provision of this Section 4.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities or other securities from such registration and underwriting (hereinafter an “Underwriter Cutback”).  In the event of an Underwriter Cutback, the Company shall so advise the Purchaser and the other holders distributing their securities through such underwriting, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Purchaser and those certain Holders having piggy-back registration rights set forth in the Fourth Amended and Restated Investors Rights Agreement dated as of March 3, 2000 at the time of filing the registration statement.  If the Purchaser disapproves of the terms of any such underwriting, the Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter.  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

4.3                                 Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Section 4:

(a)                                  To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, each of the Purchaser’s officers, directors and agents, each person who participates in the offering of the Registrable Securities, including underwriters (as defined in the Securities Act) and each person, if any, who controls the Purchaser (or other participating person)

within the meaning of the Securities Act, or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the Exchange Act, or any state securities law; and the Company will pay to the Purchaser or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon the Company’s reliance upon written information furnished expressly for use in connection with such registration by the Purchaser or an officer, director or agent thereof,

(b)                                 To the extent permitted by law, of the Purchaser will, if Registrable Securities held by such Purchaser are included in the registration, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act, or other federal, state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon the Company’s reliance upon written information furnished by the Purchaser expressly for use in connection with such registration; and the Purchaser will pay, as incurred, any legal or other expenses reasonably incurred by the Company, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided however, that the indemnity agreement contained in this subsection 4.3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; provided, further, that the amount of the indemnity shall be limited to the proceeds of sale received by each Purchaser unless such indemnity obligation arises from a Purchaser’s commission of fraud or intentional misrepresentation.

(c)                                  Promptly after receipt by an indemnified party under this Section 4.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.3, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.3.

(d)                                 If the indemnification provided for in this Section 4.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  The obligations of the Company, and Purchaser under this Section 4.3 shall survive the completion of any offering of Registrable Securities in a registration statement, as applicable, under this Section 4, and otherwise.

4.4                                 Further Obligations of the Company.  Without limiting the generality of the foregoing or of Section 7.10 hereof, whenever required under this Section 4 to effect the registration of the Shares, the Company shall, as expeditiously and as reasonably possible:

(a)                                  Keep the Purchaser advised as to the initiation of each registration, qualification and compliance and as to the completion thereof and furnish the Purchaser with a copy of each Registration Statement, or supplement or amendment thereto, filed with the SEC.

(b)                                 Promptly furnish to the Purchaser a draft Registration Statement, as applicable, and copies of all such documents proposed to be filed therewith.

(c)                                  As promptly as practicable after becoming aware of such event, notify the Purchaser in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Purchaser (or such other number of copies as the Purchaser may reasonably request).  The Company shall also promptly notify the Purchaser in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchaser by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(d)                                 Notify the Purchaser within a reasonable time upon (i) the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose or (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities covered by such registration statement, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.

(e)                                  Use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f)                                    If requested by the Purchaser, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser agrees should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or the related prospectus if requested by the Purchaser.  In the event of:  (1) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information, (2) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (3) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (4) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Purchaser (the “Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Purchasers will discontinue disposition of Registrable Securities covered by to the Registration Statement or Prospectus (a “Suspension”) until the Purchasers’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Purchasers are advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus.  In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Purchasers.  The Suspension and Suspension Notice described in this Section 4.4(f) shall be held in strictest confidence and shall not be disclosed by the Purchasers.

(g)                                 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering including, without limitation causing to be furnished to the Purchaser (i) a “cold comfort” letter of the Company’s independent accountants as of the effective date of the registration statement as to such matters as customarily are covered in accountant’s letters delivered to underwriters in underwritten public offerings and (ii) an opinion of counsel to the Company, as of the date of the closing of such underwritten public offering, in the form customarily provided by issuer’s counsel in underwritten public offerings of securities.  The Purchaser shall also enter into and perform its obligations under such an agreement.

(h)                                 In the event that Form S-3 is not available for sale of the Registrable Securities, then the Company (i) with the consent of the Purchaser shall register the sale of the Shares on another appropriate form; and (ii) the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(i)                                     The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

5.                                       Representations, Warranties and Covenants of the Company.  Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants to the Purchaser as follows (which representations and warranties shall be deemed to apply, where appropriate, to each subsidiary of the Company):

5.1                                 Organization and Qualification.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have an adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company.

5.2                                 Capitalization.

(a)                                  The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

(b)                                 As of June 30, 2005, the issued and outstanding capital stock of the Company consists of 29,631,428 shares of Common Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any state or federal laws, rules or regulations, or in violation of (and are not otherwise subject to) any preemptive or other similar rights.

(c)                                  As of June 30, 2005, the Company has reserved 6,697,146 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company’s stock option plan.

(d)                                 As of June 30, 2005, the Company has reserved approximately 2,200,000 shares of Common Stock for issuance upon the exercise of the Warrant.

(e)                                  As of June 30, 2005, the Company has reserved 274,291 shares of Common Stock for purchase under the Company’s Employee Stock Purchase Plan.

(f)                                    As of June 30, 2005, there are 96,750 shares of Common Stock reserved for potential issuance to Stanford Research Systems, Inc. under a development contract if certain development milestones are met.

(g)                                 As of June 30, 2005 there are 3,264,987 shares of Common Stock reserved for potential issuance upon conversion of certain outstanding 4.5% Convertible Senior Notes due September 1, 2008.

With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or notes, or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, or agreements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

5.3                                 Issuance, Sale and Delivery of the Securities.

(a)                                  The Securities have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances.  The Certificates evidencing the Shares are in due and proper form under Delaware law.

(b)                                 The issuance of the Securities is not subject to preemptive or other similar rights.  No further approval or authority of the stockholders or the board of directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated in this Agreement.

(c)                                  Subject to the accuracy of the Purchaser’s representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Securities in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction (including under NASD rules and regulations).

5.4                                 No Defaults.  The Company is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract filed as an exhibit to the Company Documents (as defined below) pursuant to Item 601 of Regulation S-K under the Securities and Exchange Acts, or any other material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound.

5.5                                 Due Execution, Delivery and Performance.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, and will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or of any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

5.6                                 Governmental Consents.  No registration, authorization, approval, qualification or consent of any court or governmental authority or agency or self-regulatory organization, including the National Association of Securities Dealers (the “NASD”), is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Securities under this Agreement, except exemptive filings under applicable federal and state securities laws.

5.7                                 Additional Information.  The Company represents and warrants that the information contained in the following documents (the “Company Documents”) is or will be true and correct in all material respects as of their respective final dates:

(a)                                  the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2004;

(b)                                 the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005; and

(c)                                  all other documents, if any, filed by the Company with the SEC since March 31, 2005 pursuant to the reporting requirements of the Exchange Act.

5.8                                 Eligibility for Form S-3.  The Company represents and warrants that on the date hereof the Company meets the requirements for the use of Form S-3 for registration of the sale by the Purchasers of the Registrable Securities and the Company has filed all reports required to be filed by the Company with the SEC in a timely manner so as to obtain eligibility for the use of Form S-3.

5.9                                 No Change.  Since the filing with the SEC of the Company Documents, (i) the Company has not incurred any material liabilities or material obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction which is not in the ordinary course of business and which could reasonably be expected to cause a material adverse change in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; and (iv) there has not been any change in the capital stock of the Company other than the sale of the Securities hereunder and shares or options issued pursuant to the Company’s stock option plan or employee stock purchase plan and any options outstanding as of the date hereof, or indebtedness, liens or claims (other than in the ordinary course of business).

5.10                           No Actions.  Except as disclosed in the Company Documents, there are no legal or governmental actions, suits or proceedings pending or threatened to which the Company is or may be a part or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement; and no labor disturbance by the employees of the Company exists, or is threatened which might reasonably be expected to have a material adverse effect. Except as disclosed in the Company Documents, the Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body which could reasonably be expected to cause a material adverse change in the future earnings of the Company.

5.11                           Compliance.  To the Company’s knowledge, it is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, the violation of which could reasonably be expected to cause a material adverse change in the future earnings of the Company.

5.12                           Intellectual Property.  Except as disclosed in the Company Documents, (i) the Company believes it has the necessary trademark, trade name rights, patent rights, copyrights, licenses, trade secret and other intellectual property rights to conduct its business as it is being conducted as of the date hereof and as specifically described in the Company Documents; and, (ii) the Company has no knowledge of any infringement by it of trademark, trade name rights, patent rights, copyrights, trade secret or any other intellectual property rights of third parties, or of any claim made against the Company regarding such an infringement, that in each case would be expected to have a material adverse effect on the Company.

5.13                           Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

5.14                           Reporting Company; Listed Securities.  The Company is a reporting company and has filed all reports required to be filed by Sections 13(a), 14(a) or 15(d) of the Exchange Act, as amended, in a timely manner during the preceding twelve (12) months and has been subject to such filing requirements for the past twelve (12) months.  The Common Stock is quoted on the Nasdaq National Market System (“NASDAQ”).  There is no stop order suspending the trading of the Common Stock on NASDAQ or any information which would result in the Common Stock from being delisted from NASDAQ.  The Company will continue to use commercially reasonable efforts to comply with all quantitative and qualitative requirements of NASDAQ for NASDAQ market issuers, to the extent such compliance is within the control of the Company.

6.                                       Representations, Warranties and Covenants of the Purchaser.

6.1                                 Securities Law Representations and Warranties.  The Purchaser represents, warrants and covenants to the Company as follows:

(a)                                  The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities.

(b)                                 The Purchaser is acquiring the number of Securities set forth in Section 1 above in the ordinary course of its business and for its own account for investment only and has no present intention of distributing any of the Securities nor any arrangement or understanding with any third parties regarding the distribution of such Securities within the meaning of Section 2(11) of the Securities Act; provided, however, that in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

(c)                                  The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(d)                                 The Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Company Documents, the representations and warranties of the Company contained in this Agreement, and the legal opinion rendered by the Company’s counsel.

(e)                                  The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

6.2                                 Due Execution, Delivery and Performance.

(a)                                  This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

(b)                                 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action.

7.                                       Miscellaneous.

7.1                                 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchaser in this Agreement, in the certificates for the Shares and in the Warrant shall survive for one (1) year from the execution of this Agreement.

7.2                                 Notices.  All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

(a)

If to the Company, to:

Ciphergen Biosystems, Inc.
6611 Dumbarton Circle
Fremont, California 94555
Attn: Chief Executive Officer
Telephone: (510) 505-2100
Facsimile: (510) 505-2101

With a copy to:

Wilson Sonsini Goodrich & Rosati, PC

650 Page Mill Road

Palo Alto, California 94304

Attn: Michael O’Donnell, Esq.

Telephone: (650) 493-9300

Facsimile: (650) 493-6811

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

If to the Purchaser, to:

Quest Diagnostics Incorporated.

1290 Wall Street West

Lyndhurst, N.J. 07071

Attention:  Chief Executive Officer

Telephone: (201) 729-8319

Facsimile:  (201) 559-2258

With copies to:

Quest Diagnostics Incorporated.

1290 Wall Street West

Lyndhurst, N.J. 07071

Attention:  General Counsel

Telephone: (201) 729-8319

Facsimile:  (201) 559-2258

and

Baker & McKenzie LLP

101 W. Broadway, 12th Floor

San Diego, CA 92101

Attention: Maria P. Sendra, Esq.

Telephone: (619) 236-1441

Facsimile: (619) 236-0429

Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, two business days after deposit with such overnight courier.

7.3                                 Modification; Amendment.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchaser.

7.4                                 Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

7.5                                 Severability.  If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

7.6                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America.

7.7                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

7.8                                 Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

7.9                                 Waiver.   Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

7.10                           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.11                           8-K Filing and Publicity.  Section 16.8 of the Strategic Alliance Agreement dated as of the date hereof between the parties is incorporated by reference herein as if such section were stated in its entirety herein.

7.12                           No Broker’s Fee.  The Company shall not pay any broker’s or finder’s fee or commission, and there are no brokers or finders entitled to receive compensation in connection with the transaction contemplated herein.

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IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

CIPHERGEN BIOSYSTEMS, INC.

By:	/s/ William E. Rich

Name:	William E. Rich

Its:	President and Chief Executive Officer

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Catherine T. Doherty

Name:	Catherine T. Doherty

Its:	Vice President, Office of the Chairman

Exhibit A

FORM OF WARRANT

Exhibit B

OFFICER’S CERTIFICATE

CIPHERGEN BIOSYSTEMS, INC.

Pursuant to Section 3.4(d) of the Ciphergen Biosystems, Inc. Stock Purchase Agreement dated July 22, 2005 (the “Agreement”), the undersigned hereby certify that:

1.                                       They are the Chief Executive Officer and Chief Financial Officer of Ciphergen Biosystems, Inc. (the “Company”).

2.                                       The representations and warranties made by the Company in Article 5 of the Agreement are true and correct in all material respects as of the date of this certificate.

3.                                       The Company has complied with all the agreements and satisfied all the conditions in the Agreement on its part to be performed or satisfied on or before the date of this certificate.

IN WITNESS WHEREOF, the undersigned have executed this certificate as officers of the Company on July 22, 2005.

/s/ Dr. William E. Rich
Dr. William E. Rich
Chief Executive Officer

/s/ Matthew Hogan
Matthew Hogan
Chief Financial Officer

EXHIBIT C

SCHEDULE OF EXCEPTIONS

[None]